Exhibit 107

Filing Fee Table

Form F-4

(Form Type)

Polibeli Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares	Rules 457(c) and 457(f)(1)	11,810,000	(1)	US$	10.215	(2)	US$	120,639,150.00	0.0001531	US$	18,469.85
	Equity	Class A Ordinary Shares	Rule 457(f)(2)	312,720,720	(3)	US$	0.0000033	(4)	US$	1,031.98	0.0001531	US$	0.16
	Equity	Class B Ordinary Shares	Rule 457(f)(2)	47,279,280	(5)	US$	0.0000033	(4)	US$	156.02	0.0001531	US$	0.02
	Equity	Public Warrants to purchase Class A Ordinary Shares	Rule 457(i)	4,312,495	(6)		—			—	—		—
	Equity	Class A Ordinary Shares underlying Public Warrants	Rules 457(c) and 457(f)(1)	4,312,495	(7)	US$	11.5501	(8)	US$	49,809,748.50	0.0001531	US$	7,625.87
	Equity	Private Warrants to purchase Class A Ordinary Shares	Rule 457(i)	155,000	(9)		—			—	—		—
	Equity	Class A Ordinary Shares underlying Private Warrants	Rule 457(g)	155,000	(10)	US$	11.50	(11)	US$	1,782,500.00	0.0001531	US$	272.90
	Total Offering Amounts								US$	172,232,586.50		US$	26,368.81
	Total Fees Previously Paid											US$	26,368.81
	Net Fee Due											US$	0

(1)	The number of ordinary shares, par value US$0.00001 per share, of Polibeli Group Ltd, a Cayman Islands exempted company with limited liability (the “Company”) being registered is based upon the maximum number of shares of Class A ordinary shares of the Company (“Company Class A Ordinary Shares”) issuable in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus. This number includes: (a) 2,875,000 Company Class A Ordinary Shares to be received by the holders of Founder Shares (as defined in the proxy statement/prospectus), in consideration of the Class A ordinary shares of Chenghe Acquisition II Co. (“Chenghe”) held by them (to be converted from the Class B ordinary shares of Chenghe held by them prior to the closing of the Business Combination); (b) 8,625,000 Company Class A Ordinary Shares to be received by the public shareholders of Chenghe, assuming no redemption, in consideration of the Class A ordinary shares of Chenghe held by them; and (c) 310,000 Company Class A Ordinary Shares to be received by the holders of the Private Placement Shares (as defined in the proxy statement/prospectus), in consideration of the Class A ordinary shares of Chenghe held by them.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the average of the high ($10.22) and low ($10.21) prices for the Chenghe ordinary shares on the NYSE as of March 11, 2025.

(3)	Represents 312,720,720 Company Class A Ordinary Shares to be received by Xingyun International Company Limited (the “Company Shareholder”).

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Polibeli Group Ltd is a private company with no existing market for its securities prior to the closing of the Business Combination, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of such securities to be recapitalized in the Business Combination.

(5)	Represents 47,279,280 Class B ordinary shares of the Company, all of which are to be received by the Company Shareholder.

(6)	Represent an aggregate of 4,312,495 public warrants of the Company (“Company Public Warrants”), each whole warrant entitling the holder to purchase one Company Class A Ordinary Share, to be issued in exchange for Chenghe public warrants pursuant to the Business Combination.

(7)	Represents the Company Class A Ordinary Shares underlying the Company Public Warrants in (6) above.

(8)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the sum of (a) the average of the high ($0.0501) and low ($0.0501) prices for the Chenghe warrants on the NYSE as of March 11, 2025 and (b) $11.50, the exercise price of the Chenghe warrants, resulting in a combined maximum offering price per warrant of $11.5501. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Company warrants has been allocated to the underlying Company Class A Ordinary Shares and such Company Class A Ordinary Shares are included in the registration fee.

(9)	Represents an aggregate of 155,000 private warrants of the Company (“Company Private Warrants”), each whole warrant entitling the holder to purchase one Company Class A Ordinary Share, to be issued in exchange for private warrants of Chenghe issued in a private placement at the time of Chenghe’s initial public offering.

(10)	Represents the Company Class A Ordinary Shares underlying the Company Private Warrants in (9) above.

(11)	Calculated using the exercise price of the warrants of $11.50 per ordinary share.